EXHIBIT 24

POWER OF ATTORNEY

We the undersigned officers and/or directors of Chemtura Corporation, hereby constitute and appoint Stephen C. Forsyth and Billie S. Flaherty and each of them our true and lawful attorneys in fact with full power of substitution to sign and file with the U.S. Securities and Exchange Commission the Annual Report on Form 10-K of Chemtura Corporation for the fiscal year ended December 31, 2009, and any and all amendments and other filings or documents related thereto.

IN WITNESS WHEREOF, we have signed this Power of Attorney in the capacities indicated on February 25, 2010.

/s/ Craig A. Rogerson	/s/ Nigel D.T. Andrews
Craig A. Rogerson	Nigel D.T. Andrews
Principal Executive Officer	Director
Chairman of the Board President, Chief Executive Officer and Director

/s/ James W. Crownover	/s/ Martin M. Hale
James W. Crownover	Martin M. Hale
Director	Director

/s/ Roger L. Headrick	/s/ Burton M. Joyce
Roger L. Headrick	Burton M. Joyce
Lead Director	Director

/s/ Bruce F. Wesson	/s/ John K. Wulff
Bruce F. Wesson	John K. Wulff
Director	Director